Exhibit 99.1

June 10, 2020

ChemoCentryx Announces Proposed Public Offering of Common Stock

MOUNTAIN VIEW, Calif., June 10, 2020 (GLOBE NEWSWIRE) — ChemoCentryx, Inc. (Nasdaq:CCXI) announced today that it has commenced an underwritten public offering of its common stock. In connection with this offering, ChemoCentryx plans to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the number of shares sold. SVB Leerink and Piper Sandler are acting as joint bookrunning managers for the offering. All shares of the common stock to be sold in the offering will be offered by ChemoCentryx. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering will be made by ChemoCentryx pursuant to a registration statement on Form S-3 previously filed with the U.S. Securities and Exchange Commission (SEC), which became effective upon filing on June 10, 2020. A preliminary prospectus supplement related to the offering and the accompanying prospectus have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. These documents may also be obtained from: SVB Leerink LLC, Attn: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6218, or by email at syndicate@svbleerink.com; or Piper Sandler & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924, or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company developing new medications targeted at inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally-administered therapies.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations and include the Company’s statements regarding the completion, timing and size of its offering. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC on March 10, 2020 and its other reports which are available from the SEC’s website (www.sec.gov). All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contacts:

Susan M. Kanaya

Executive Vice President, Chief Financial and Administrative Officer

investor@chemocentryx.com

Media:

Stephanie Tomei

408.234.1279

media@chemocentryx.com

Investors:

Burns McClellan, Inc.

William Slattery, Jr.

212.213.0006

bslattery@burnsmc.com

Source: ChemoCentryx, Inc.